Exhibit 10.3

Up to $75,000,000

HOMEFED CORPORATION

6.50% Senior Notes due 2019

PURCHASE AGREEMENT

September 27, 2017

Ladies and Gentlemen:

PURCHASE AGREEMENT (this “Agreement”), by and among HomeFed Corporation, a Delaware corporation (the “Issuer”), the Initial Guarantors (as defined below) and the investors, named on the signature pages hereto (each a “Purchaser,” and collectively the “Purchasers”).  The Issuer and the Initial Guarantors are collectively referred to herein as the “Obligors.” Capitalized terms used but not defined herein shall have the meaning set forth in the Indenture (as defined herein).

WHEREAS:

A.            The Issuer proposes to issue and sell up to $75,000,000 in aggregate principal amount of its 6.50% Senior Notes due 2019 (the “Notes”).  The Notes will be offered and sold directly to  the Purchasers in a private placement (the “Placement”) that is exempt from registration under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder (collectively, the “Securities Act”), in reliance upon exemptions from registration thereunder provided by Section 4(a)(2) (“Section 4(a)(2)”) of the Securities Act or Regulation D (“Regulation D”) of the Securities Act or outside of the United States in reliance on Regulation S under the Securities Act (“Regulation S”).

B.            In connection with the Placement, the Issuer has retained Jefferies LLC (“Jefferies”) to act as placement agent (in such capacity, the “Placement Agent”) and as closing agent (in such capacity the “Closing Agent”).

C.            The Notes will be issued pursuant to an indenture, to be dated as of the Closing Date (the “Indenture”), and entered into among the Issuer, the Initial Guarantors and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”). The Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by (a) each of the Subsidiaries of the Issuer listed on Schedule I hereto (collectively, the “Initial Guarantors”) and (b) each other future domestic Subsidiary of the Issuer that is required to become a guarantor under the Indenture (collectively, the “Subsequent Guarantors”), in each case subject to the terms of the guarantees. Each such guarantee under clause (a) or (b) in the immediately preceding sentence is referred to herein as a “Guarantee” and each provider of a Guarantee is referred to herein as a “Guarantor.”

D.            This Agreement, the Indenture, the Notes and the Guarantees are referred to herein collectively as the “Transaction Documents,” and the transactions contemplated hereby and thereby are referred to herein collectively as the “Transactions.”

E.            The Issuer has filed with the Commission (i) an annual report on Form 10-K for the fiscal year ended December 31, 2016 filed with the Commission on March 3, 2017 (the “Form 10-K”), (ii) a quarterly report on Form 10-Q for the quarterly period ended March 31, 2017 filed with the Commission on May 3, 2017 (the “First Quarter 10-Q”) and a quarterly report on Form 10-Q for the quarterly period ended June 30, 2017 filed with the Commission on August 2, 2017 (the “Second Quarter 10-Q” and together with the First Quarter 10-Q, the “Quarterly Reports”), (iii) Current Reports on Form 8-K filed with the Commission on January 12, 2017, February 2, 2017, March 29, 2017 and August 10, 2017 (each a “Form 8-K” and together the “Form 8-Ks”) and (iv) a Proxy Statement on Schedule 14A filed (but not furnished) with the Commission on June 30, 2017 (together with the Form 10-K, the Quarterly Reports and the Form 8-Ks, the “Public Disclosure”).

NOW, THEREFORE, the Issuer, the Initial Guarantors, and the Purchasers hereby agree as follows:

1.	PURCHASE AND SALE OF NOTES.

(a)           Purchase and Sale of Notes.

(i)           The Issuer has authorized the issuance and sale of up to $75,000,000 aggregate principal amount of the Notes. The Notes will be issued pursuant to the Indenture.

(ii)           Closing.  At the closing of the Placement (the “Closing”), the Issuer shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Issuer, the principal amount of the Notes set forth in Schedule III hereto. The Closing shall occur at the office of Weil, Gotshal & Manges LLP, 767 Fifth Ave, New York, New York 10153.

(iii)          Determination of Closing Date.  The date and time of the Closing shall be 10:00 a.m., New York City time, on September 28, 2017 (the “Closing Date”), or such later date and time as is mutually agreed to by the Issuer and the Closing Agent. The Issuer shall not be obligated to sell, and the Purchasers shall not be obligated to buy, any of the Notes unless all the conditions set forth herein shall have been satisfied or waived by the appropriate party.

(iv)          Purchase Price.  The purchase price for the Notes to be purchased by the Purchasers at the Closing (the “Purchase Price”) shall be equal to 100% of the principal amount of the Notes so being purchased by the Purchasers, payable in cash or the Issuer’s outstanding 6.50% Senior Notes due 2018 (the “Existing Notes”) based on the principal amount thereof.  The payment of the Purchase Price shall be made by each Purchaser by wire transfer of immediately available funds at least one business day prior to the Closing Date (a “Cash Payment”) in accordance with Section 1(b) hereof and the instructions provided by the Closing Agent.

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(v)          Other Purchasers.  Simultaneously with the execution of this Agreement, the Issuer is executing another purchase agreement (the “Other Purchase Agreement”) substantially identical to this Agreement with the other buyers listed on the signature pages thereto (the “Other Purchasers”), pursuant to which the Issuer shall issue and sell Notes to such Other Purchasers in the respective amounts set forth in Schedule III thereto for the respective purchase prices set forth therein, which shall be equal to 100% of the principal amount of the Notes so being purchased by each Other Purchaser. The principal amount of Notes being sold hereby and to the Other Purchasers shall aggregate up to the amount indicated as authorized to be sold pursuant to Section 1(a)(i). The sale of Notes to the Purchasers and the Other Purchasers are to be separate sales, and this Agreement and the Other Purchase Agreement are to be separate agreements. Certain Other Purchasers are affiliates of the Issuer.

(b)          Closing Mechanics.

(i)            Closing Agent to Contact Purchaser.  One business day prior to the Closing, the Closing Agent will contact each Purchaser to confirm that the Closing will take place and to confirm the closing mechanics set forth herein.

(ii)           Form of Notes.  The Notes will be represented by one or more definitive global securities in book entry form and will be deposited on the Closing Date, or as soon as practicable thereafter, by or on behalf of the Issuer, with The Depository Trust Company (“DTC”), and registered in the name of Cede & Co. At least one business day prior to the Closing Date, the Issuer will make available to the Closing Agent for review duly executed certificates representing the Notes in the form contemplated by the Indenture.

(iii)          Purchaser to Fund Purchase Price.  Before 10:00 a.m., New York City time, one business day prior to the Closing Date (or such shorter period to which the Issuer, with the prior consent of the Closing Agent, shall have agreed upon with any Purchaser), each Purchaser, severally and not jointly, will deliver its respective portion of the Purchase Price by Cash Payment to an account maintained by the Closing Agent according to the instructions previously delivered by the Closing Agent to each Purchaser. The delivery of funds from the Purchasers to the Closing Agent shall be deemed to constitute irrevocable instructions from the Purchasers to the Closing Agent that the Purchasers’ conditions to the Closing will be deemed to be satisfied upon receipt by the Closing Agent of the Issuer Closing Certificate (as defined below).

(iv)          Purchaser to Provide Certain Information.  On the date hereof, each Purchaser will provide a duly and validly authorized, executed and delivered original of this Agreement, including the registration information set forth on Schedule III hereto, to the Company and the Closing Agent, and the Closing Agent will promptly provide the Trustee with the information set forth on Schedule III.

(v)          Closing Agent Right to Fund for Late Purchaser.  In the event that any Purchaser shall fail to deliver all or any portion of the Purchase Price on or before 10:00 a.m., New York City time, on the Closing Date (or such shorter period to which the Issuer, with the prior consent of the Closing Agent, shall have agreed upon with any such Purchaser):

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(A)          The Closing Agent may, in its sole discretion, but shall not be obligated to, fund the unfunded Purchase Price (or unfunded portion thereof) on behalf of any such Purchaser. The funding of the Purchase Price (or portion thereof) by the Closing Agent pursuant to this Section shall not relieve such Purchaser of any liability or obligation that it may have to the Issuer or the Closing Agent pursuant to this Agreement or for the breach of its obligations under this Agreement. In any such case in which the Closing Agent, in its sole discretion, has elected to fund the Purchase Price (or portion thereof) on behalf of any such Purchaser, if such Purchaser has not fulfilled its obligation to purchase the Notes as set forth herein within two business days of the Closing Date, the Closing Agent shall thereafter be entitled to retain the Notes and, if so requested by the Closing Agent, the Issuer shall transfer registration of such Notes to or as directed by the Closing Agent.

(B)          In the event that the Closing Agent shall have funded the unfunded Purchase Price (or portion thereof) on behalf of any such Purchaser under the circumstances set forth in subclause (A) above, such Purchaser shall be obligated to repay the Closing Agent in exchange for the release of the Notes to such Purchaser at the Purchase Price for the Notes, plus accrued and unpaid interest on the Notes from the Closing Date, to the extent applicable.

(vi)          Funds Held for Benefit of Issuer and Purchasers.  Funds received by the Closing Agent on behalf of the Issuer pursuant to Section 1(b)(iii) (or funded by the Closing Agent in its sole discretion pursuant to Section 1(b)(v) above) will be held for the benefit of the Issuer and the Purchasers (in a non-interest bearing account) and not as property of the Closing Agent. On the Closing Date, the Closing Agent shall disburse such funds to the Issuer by wire transfer of immediately available funds in accordance with the wire instructions previously delivered in writing to the Closing Agent.

(vii)         Release of Purchase Price Funds; Delivery of Notes.  On the Closing Date:

(A)          upon receipt by the Closing Agent of a certificate, which shall be delivered following the Issuer’s determination that the conditions set forth in Section 5 hereof have been fulfilled, executed by the chief executive officer and the principal accounting officer of the Issuer (the “Issuer Closing Certificate”) certifying that the conditions to the Purchasers’ obligations to close as set forth in this Agreement have been satisfied and in consideration for the sale of the Notes to the Purchasers, the Closing Agent will release the Purchase Price to the Issuer by wire transfer of immediately available funds in accordance with the wire instructions previously delivered in writing to the Closing Agent by the Issuer; and

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(B)           in consideration for the receipt of the Purchase Price, the Issuer shall deliver the Notes to the Purchasers by crediting the account of the Purchaser’s DTC Participant (as specified by each Purchaser in Schedule III) with DTC through its Deposit and Withdrawal at Custodian (“DWAC”) system.  Each Purchaser agrees to instruct and cause its DTC Participant to initiate a DTC “DWAC deposit” no later than 8:00 a.m. on the Closing Date.  The “DWAC deposit” shall include the CUSIP number and the aggregate principal amount of the Notes purchased.

2.	PURCHASER REPRESENTATIONS AND WARRANTIES.

Each Purchaser, severally and not jointly, represents and warrants as of the date hereof and as of the Closing Date, as follows, as to itself only and not to the other Purchasers:

(a)           No Public Sale or Distribution.  The Purchaser is acquiring the Notes for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in a manner that would violate the Securities Act or the “Blue Sky” laws of any state of the United States or the applicable laws of any other jurisdiction; provided, however, that by making the representations herein, the Purchaser does not agree to hold any of the Notes for any minimum or other specific term and reserves the right to dispose of the Notes at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act and subject to the terms of the Notes and the Indenture. The Purchaser is acquiring the Notes hereunder in the ordinary course of its business. The Purchaser does not intend, and does not have any agreement or understanding, directly or indirectly, with any Person, to distribute any of the Notes. As used in this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(b)           Purchaser Status.  The sale of Notes to the Purchaser has been approved by the independent Audit Committee and by a majority of the Board of Directors of the Issuer and the Purchaser. The Purchaser is qualified to purchase the Notes because it is one of the following:

(i)            a person or an institution that qualifies as an “accredited investor” as defined in Rule 501(a) under the Securities Act;

(ii)           a “qualified institutional buyer” as defined in Rule 144A under the Securities Act (“QIB”); or

(iii)          a non-“U.S. person” (as defined under Regulation S) that is purchasing the Notes in an “offshore transaction” (as defined in Regulation S) in compliance with Regulation S and with laws applicable to such persons in jurisdictions outside of the United States.

(c)           Additional Purchaser Criteria.  The Purchaser is one of the following:

(i)            an “institutional account,” as defined in FINRA Rule 4512(c);

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(ii)           a “qualified purchaser,” as defined in Section 2(a)(51)(A) of the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(iii)          a QIB;

(iv)          an “investment company,” as defined in Section 3 of the Investment Company Act;

(v)          an entity composed exclusively of QIBs; or

(vi)          a “bank,” as defined in Section 3(a)(2) of the Securities Act.

(d)           Reliance on Exemptions.  The Purchaser understands that the Notes are being offered and sold in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Issuer is relying, and other parties may rely, in part upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order, among other reasons, to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Notes. If the Purchaser is acquiring the Notes as a fiduciary or agent for one or more accounts, it represents that it has sole investment discretion with respect to each such account, and it has full power to make the acknowledgements and agreements set forth herein on behalf of each such account.

(e)           No General Solicitation or Directed Selling Efforts.  The Purchaser has not engaged, and will not engage, directly or indirectly in any form of “general solicitation” or “general advertising” in connection with the offering of the Notes (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or, with respect to the Notes to be sold in reliance on Regulation S under the Securities Act, in any “directed selling efforts” (as such term is used in Regulation S under the Securities Act).  The Purchaser is not purchasing the Notes as a result of any “general solicitation” or “general advertising” (as those terms are used in Regulation D under the Securities Act).

(f)            Placement Agent.  The Purchaser acknowledges that the Placement is not being underwritten by the Placement Agent. The Purchaser further acknowledges that the Placement Agent (a) has not made, and will not make, any representations and warranties with respect to the Issuer or the Placement (and such Purchaser will not rely on any statements made by the Placement Agent, orally or in writing, to the contrary) and (b) has not conducted the level of due diligence on the Issuer that it would normally conduct in connection with a registered offering or a private placement in which the resale by an initial purchaser to the ultimate investors would be exempt from registration under Rule 144A under the Securities Act.  The Purchaser further acknowledges that:

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On March 12, 2014, pursuant to an offer of settlement by Jefferies, the Commission entered an administrative order finding certain supervisory failures associated with Jefferies’ mortgage-backed securities department under Section 15(b)(4)(E) of the Exchange Act of 1934, as amended (the “Exchange Act”).  The administrative order censured Jefferies and required the payment of disgorgement, prejudgment interest, and a civil penalty.  Coincident with Jefferies offer of settlement with the Commission, Jefferies also entered into a non-prosecution agreement (“NPA”) with the Justice Department related to the same conduct. Pursuant to the NPA, Jefferies stipulated to certain facts and agreed to pay a monetary penalty, with credit for certain restitution payments and the Commission penalty. Jefferies received waivers from the Commission of any disqualifications under Regulations A, D (Rule 505 and 506), and E arising from the settlement, effective as of March 12, 2014. A more detailed description of Jefferies’s settlement with the Commission and the relief granted is available at http://www.sec.gov/divisions/corpfin/cf-noaction/2014/jefferiesllc-3b-506d-031814.pdf.  The Commission Order is available at http://www.sec.gov/litigation/admin/2014/34-71695.pdf.

(g)           Independent Evaluation.  The Purchaser confirms and agrees that (i) it has independently evaluated the merits of its decision to purchase the Notes, (ii) it has not relied on the advice of, or any representations by, the Placement Agent or any of its affiliates (other than the Obligors) or any of their respective representatives in making such decision, (iii) it is not relying on any communication (written or oral) of the Issuer or any of its affiliates as investment advice or as a recommendation to purchase the Notes, and (iv) none of the Placement Agent, its affiliates (other than the Obligors) or any of their respective representatives has any responsibility with respect to the completeness or accuracy of any information or materials furnished to the Purchaser in connection with the transactions contemplated hereby, including, without limitation, the Public Disclosure.  The Purchaser confirms that the Issuer has not given any guarantee or representation as to the potential success, return, effect or benefit of an investment in the Notes or made any representation to the Purchaser regarding the legality of an investment in the Notes by such Purchaser.

(h)           Information.  The Purchaser acknowledges that the Issuer has made available to the Purchaser materials relating to the business, finances and operations of the Issuer, including, without limitation, the Public Disclosure. The Purchaser acknowledges that, prior to making its decision to purchase the Notes, it has had adequate time to review all such materials. The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of and receive answers from the Issuer concerning the terms and conditions of an investment in the Issuer. The Purchaser understands that its investment in the Notes involves a high degree of risk and the Purchaser represents that it is able to bear the economic risk of such investment, including the complete loss of such investment. The Purchaser has such knowledge and experience in investment, financial and business matters as to be capable of evaluating the consequences, merits and risks of its investment in the Notes and has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Notes.  The Purchaser acknowledges that the Placement Agent will not be responsible for the ultimate success of any such investment.

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(i)            No Governmental Review.  The Purchaser understands that no United States agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Notes or the fairness or suitability of the investment in the Notes nor have such authorities passed upon or endorsed the merits of the offering of the Notes.

(j)            Transfer or Resale.  The Purchaser understands that: (i) the Notes have not been and will not be registered under the Securities Act or any state securities laws; and (ii) the Purchaser agrees that if it decides to offer, sell or otherwise transfer any of the Notes, such Notes may be offered, sold or otherwise transferred only: (A) to the Issuer or any of its Subsidiaries, (B) pursuant to a registration statement which has been declared effective under the Securities Act, (C) for so long as the Notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a Person it reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the transfer is being made in reliance on Rule 144A under the Securities Act, (D) outside the United States, in accordance with Regulation S and in compliance with applicable local law, (E) to an “accredited investor” within the meaning of Rule 501(a) under the Securities Act that is acquiring the Notes for its own account, or for the account of such an “accredited investor,” for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or (F) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder or any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of its property or the property of such investor account or accounts be at all times within its or their control and in compliance with any other applicable securities laws. The Purchaser acknowledges that pursuant to the terms of the Indenture the Issuer and the Trustee reserve the right prior to any offer, sale or other transfer pursuant to clause (D), (E) or (F) in the immediately preceding sentence to require the delivery of an opinion of counsel, certifications and/or information satisfactory to the Issuer and the Trustee; provided that the Issuer and the Trustee may not require an opinion of counsel for a transfer of $250,000 or more in principal amount of the notes pursuant to clause (E) of the immediately preceding sentence. The Purchaser acknowledges that the Trustee will not be required to accept for registration of transfer any Notes acquired by the Purchaser, except upon presentation of evidence satisfactory to the Issuer and the Trustee that the restrictions set forth herein have been complied with. The Purchaser agrees that it will give to each Person to whom it transfers Notes notice of any restrictions on transfer of such Notes. The Purchaser understands that no active trading market currently exists for the Notes, the Issuer does not intend to list the Notes on any national securities exchange and an active market may not develop for the Notes.

(k)           Legends.  The Purchaser understands that upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of the Securities Act or applicable state securities laws, the certificates or other instruments representing the Notes and all certificates or other instruments issued in exchange therefor or in substitution thereof, shall bear the legend(s) set forth in the Indenture, and that the Issuer will make a notation on its records and give instructions to the Trustee in order to implement the restrictions on transfer set forth and described herein.

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(l)            Validity; Enforcement.  This Agreement has been duly and validly authorized, executed and delivered on behalf of the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by general principles of equity or by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(m)          Residency.  For purposes of U.S. securities laws, the Purchaser is a resident of the jurisdiction specified with respect to such Purchaser on Schedule III on the date of this Agreement.

(n)           ERISA.  Either (i) the Purchaser is not purchasing or holding such Notes (or any interest in such Notes) with the assets of (A) an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (B) a plan, individual retirement account or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the “Code”), (C) an entity whose underlying assets are considered to include “plan assets” of any of the foregoing by reason of such plan’s, account’s or arrangement’s investment in such entity, or (D) a governmental, church, non-U.S. or other plan that is subject to any federal, state, local, non-U.S. or other laws, or rules or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”); or (ii) the purchase and holding of such Notes by the Purchaser, throughout the period that it holds such Notes, and the disposition of such Notes or an interest therein will not constitute (i) a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, (ii) a breach of fiduciary duty under ERISA or (iii) a similar violation under any applicable Similar Laws.

(o)           Release of Placement Agent.  The Purchaser releases the Placement Agent, its employees, officers and affiliates (other than the Obligors) from any liability with respect to the Purchaser’s participation, or proposed participation, in the Placement. This Section 2(o) shall survive any termination of this Agreement. The Placement Agent has introduced such Purchaser to the Issuer in reliance on such Purchaser’s understanding and agreement to this Section 2(o).

3.	REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS.

The Issuer and each of the Initial Guarantors, as applicable, hereby jointly and severally represents, warrants and agrees with, the Purchasers as of the date hereof and as of the Closing Date, as follows:

(a)          No Material Misstatement or Omission. The Issuer hereby represents and warrants that (i) The Form 10-K did not, as of the date thereof, contain any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) the Quarterly Reports did not, as of the date of each report, contain any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) the Public Disclosure, taken as a whole, did not, as of the date filed with the Commission, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (iv) each of the Form 10-K and the Quarterly Reports conformed in all material respects to the requirements of the Exchange Act when they were filed with the Commission.

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(b)           The Transaction Documents.  Each of the Obligors has all necessary power and authority to execute and deliver the Transaction Documents to which it is or will become a party and to perform its respective obligations thereunder. Each Transaction Document has been duly authorized by each of the Obligors party thereto and, when executed and delivered by the Obligors party thereto (assuming the due authorization, execution and delivery by the other parties thereto), each such Transaction Document, to the extent applicable, will constitute a legal, valid and binding agreement of the Obligors party thereto, enforceable against such Obligors in accordance with its terms, except as the enforceability hereof and thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought (clauses (i) and (ii) collectively, the “Enforceability Exceptions”).

(c)           The Notes.  The Issuer has all necessary power and authority to execute, issue and deliver the Notes; the Notes have been duly authorized for issuance and sale by the Issuer, will be in the form contemplated by the Indenture and, when executed, authenticated and issued in accordance with the terms of the Indenture and delivered to and paid for by the Purchasers pursuant to this Agreement (assuming valid authentication by the Trustee), will constitute legal, valid and binding obligations of the Issuer, entitled to the benefits of the Indenture, enforceable against the Issuer in accordance with their terms, except as the enforceability hereof and thereof may be subject to the Enforceability Exceptions. On the Closing Date, the Indenture and the Notes will conform, in all material respects, to the most recent drafts of the Indenture and the Notes provided to the Purchasers on or prior to the date hereof.

(d)          The Guarantees.  Each Guarantee has been duly and validly authorized by the applicable Initial Guarantor, and, when the Indenture is executed by each Guarantor, will have been duly executed, issued and delivered and will be a legal, valid and binding obligation of such Guarantor, entitled to the benefits of the Indenture, enforceable against such Guarantor in accordance with its terms, except as the enforceability hereof and thereof may be subject to Enforceability Exceptions.

(e)          No Material Adverse Change. Except as disclosed in the Public Disclosure prior to the date hereof, at any time through the Closing Date: (i) none of the Obligors has incurred any liabilities, direct or contingent, including without limitation any losses or interference with its business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that are material, individually or in the aggregate, to the Obligors, taken as a whole, or has entered into any transactions not in the ordinary course of business, (ii) there has not been any material decrease in the capital stock or any material increase in any short-term or long-term indebtedness of the Obligors, or any payment of or declaration to pay any dividends or any other distribution with respect to the Issuer, and (iii) there has not been any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the properties, business, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Obligors, taken as a whole (each of clauses (i), (ii) and (iii), a “Material Adverse Change”).

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(f)            Subsidiaries.  Each Person, corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly through any of its subsidiaries, by the Issuer, is listed on Schedule II attached hereto (the “Subsidiaries”), and each of the Subsidiaries listed on Schedule I is a Guarantor.

(g)           Use of Proceeds; Going Concern of Issuer and Guarantors.  The indebtedness represented by the Notes is being incurred to refinance the Issuer’s Existing Notes. On the Closing Date, after giving pro forma effect to the Placement, the Issuer and each Initial Guarantor (i) will be Solvent (as hereinafter defined), (ii) will have sufficient capital for carrying on its business and (iii) will be able to pay its debts as they mature. As used in this paragraph, the term “Solvent” means, with respect to a particular date and the Issuer and each such Initial Guarantor, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Issuer or such Initial Guarantor, as applicable, is not less than the total amount required to pay the liabilities of the Issuer or such Initial Guarantor, as applicable, on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Issuer or such Initial Guarantor, as applicable, is able to pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the Placement as contemplated by this Agreement, neither the Issuer nor such Initial Guarantor is incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) neither the Issuer nor such Initial Guarantor is engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Issuer or such Initial Guarantor is engaged; and (v) neither the Issuer nor such Initial Guarantor is otherwise insolvent under the standards set forth in Applicable Laws.

(h)           Preparation of the Financial Data. The audited and unaudited consolidated financial statements and related notes and supporting schedules of the Issuer contained in the Public Disclosure (the “Financial Statements”) present fairly the financial position, results of operations and cash flows of the Issuer on a consolidated basis, as of the respective dates and for the respective periods to which they apply, and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby.

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(i)            Organization and Good Standing of the Obligors.  Each of the Obligors (i) has been duly organized or formed, as the case may be, is validly existing and is in good standing under the laws of its jurisdiction of organization, (ii) has all requisite power and authority to carry on its business and to own, lease and operate its properties and assets as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing as a foreign corporation, partnership or other entity, as the case may be, authorized to do business in each jurisdiction in which the nature of such businesses or the ownership or leasing of such properties requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on (A) the properties, business, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Obligors, taken as a whole, (B) the ability of any Obligor to perform its obligations in all material respects under any Transaction Document, (C) the validity or enforceability of any of the other Transaction Documents, or (D) the consummation of any of the Transactions (each, a “Material Adverse Effect”).

(j)            Capitalization and Other Capital Stock Matters.  All of the issued and outstanding shares of capital stock or other equity interests, as applicable, of the Issuer and its Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, and were not issued in violation of, and are not subject to, any preemptive or similar rights. All of the outstanding shares of capital stock or other equity interests of each of the Subsidiaries of the Issuer are owned, directly or indirectly, by the Issuer, free and clear of all liens, security interests, mortgages, pledges, charges, equities, claims or restrictions on transferability or encumbrances of any kind (collectively, “Liens”), other than Permitted Liens and any Liens imposed by the Securities Act and the securities or “Blue Sky” laws of certain U.S. state or non-U.S. jurisdictions. Except as otherwise disclosed in the Public Disclosure, pursuant to any benefit or compensation plans established by any of the Obligors in the ordinary course of business, there are no outstanding (A) options, warrants, preemptive rights, rights of first refusal or other rights to purchase from the Issuer or any of its Subsidiaries, (B) agreements, contracts, arrangements or other obligations of the Issuer or any of its Subsidiaries to issue or (C) other rights to convert any obligation into or exchange any securities for, in the case of each of clauses (A) through (C), shares of capital stock of or other ownership or equity interests in the Issuer or any of its Subsidiaries.

(k)           Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required.   None of the Issuer or any of its Subsidiaries (i) is in violation of its organizational documents, (ii) is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise lease, agreement or other instrument to which any of the Issuer or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of their respective properties or assets is subject (each, an “Existing Instrument”), or (iii) is in violation of any law, administrative regulation or administrative or court decree applicable to any of the Issuer, any of its Subsidiaries or any of their respective properties or assets, except with respect to clauses (ii) and (iii) of this sentence, for such Defaults or violations as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

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(l)            No Conflict.  The Obligors’ execution, delivery and performance of the Transaction Documents to which any of them is a party and the consummation of the Transactions, including the issuance and sale of the Notes and the Guarantees, (i) will not result in any violation of the provisions of the organizational documents of any of the Obligors, (ii) will not conflict with or constitute a breach of, or Default or result in a Debt Repayment Triggering Event (as defined below) under, any Existing Instrument, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any property of any of the Obligors and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to any of the Obligors, except with respect to clauses (ii) and (iii) of this sentence, for such conflicts, breaches, Defaults, Debt Repayment Triggering Events or violations as would not, individually or in the aggregate, result in a Material Adverse Effect. As used herein, a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any of the Obligors.

(m)          No Consents.  No consent, approval, authorization, order, filing or registration of or with any Governmental Authority or third party is required for execution, delivery or performance by any Obligor of the Transaction Documents or the consummation of the Transactions, except (i) those that have been obtained or made, as the case may be, that are in full force and effect and (ii) as may be required under the securities or “Blue Sky” laws of any U.S. state or non-U.S. jurisdictions or other non-U.S. laws applicable to the purchase of the Notes outside the U.S. in the Transactions.

(n)           No Material Applicable Laws or Proceedings.  Except as set forth in the Public Disclosure, (i) to the best of the Obligors’ knowledge, no applicable legislation has been enacted, adopted, passed or issued, (ii) no stop order suspending the exemption from qualification of any of the Notes in any jurisdiction has been issued and no proceeding for that purpose has been commenced or, to the Issuer’s knowledge, contemplated as of the Closing Date and (iii) there is no action, claim, suit, demand, hearing, notice of violation or deficiency, or proceeding pending or, to the knowledge of the Obligors, threatened or contemplated by Governmental Authorities or threatened by others (collectively, “Proceedings”) that, with respect to clauses (i), (ii) and (iii) of this paragraph (A) would restrain, enjoin, prevent or interfere with the consummation of the Placement or any of the Transactions or (B) would, individually or in the aggregate, have a Material Adverse Effect.

(o)           Intellectual Property Rights. Except as otherwise disclosed in the Public Disclosure, the Obligors own or possess, and as of the Closing Date, will own and possess, sufficient trademarks, service marks, trade names, patents, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, know-how (including unpatented and/or unpatentable proprietary or confidential information, systems or procedures), licenses and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted and as to be conducted, except where the failure to own or possess such Intellectual Property Rights would not have a Material Adverse Effect.

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(p)           All Necessary Permits, etc.  Except as otherwise disclosed in the Public Disclosure or that are expected to be applied for or obtained the ordinary course of business, each of the Obligors possesses such valid and current certificates, authorizations or permits (including, without limitation, with respect to applicable growth ordinances and land development, affordable housing and storm water requirements) issued by the appropriate state, federal or other applicable regulatory agencies or bodies and such valid licenses or other rights to use all databases, data and other technical information, in each case, necessary to conduct their respective businesses, and none of the Obligors has received, or has any reason to believe that it has received or will receive, any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(q)           Title to Properties.  Except as otherwise disclosed in the Public Disclosure, each of the Obligors has good, marketable and valid title to all real property owned by it and good title to all personal property owned by it and good and valid title to all leasehold estates in real and personal property being leased by it and, as of the Closing Date, will be free and clear of all Liens other than Permitted Liens.  All applicable agreements to which such Obligor is a party or by which any of them is bound are valid and enforceable against each such Obligor or Subsidiary, as applicable, and are valid and enforceable against the other party or parties thereto and are in full force and effect with only such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect.

(r)            Tax Law Compliance.  All Tax (as hereinafter defined) returns required to be filed by the Obligors have been filed and all such returns are true, complete and correct in all material respects. All material Taxes that are due from the Obligors have been paid other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings. To the knowledge of the Issuer, after due inquiry, there are no actual or proposed Tax assessments against an Obligor that would, individually or in the aggregate, have a Material Adverse Effect. The accruals on the books and records of the Obligors in respect of any material Tax liability for any period not finally determined are adequate to meet any assessments of Tax for any such period. For purposes of this Agreement, the term “Tax” and “Taxes” shall mean all U.S. and non-U.S. federal, state, local and taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto.

(s)           Accounting System.  The Issuer makes and keeps accurate books and records and maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences in each case, other than as disclosed in the Public Disclosure or as would not result in a Material Adverse Effect. The Issuer’s independent auditors and Board of Directors have been advised of: (i) all “material weaknesses” and “significant deficiencies” (each, as defined in Rule 12b-2 of the Exchange Act), if any, in the design or operation of internal controls which could adversely affect the Issuer’s ability to record, process, summarize and report financial data and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Issuer’s internal controls (whether or not remediated); there are no material weaknesses or significant deficiencies that have not been disclosed in the Public Disclosure in all material respects; and since the date of the most recent evaluation of internal controls, there have been no significant changes in internal controls or in other factors that could significantly and adversely affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

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(t)            Insurance.  Each of the Obligors are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged. All policies of insurance insuring such Obligor or their respective businesses, assets, employees, officers and directors are in full force and effect. Such Obligor is in compliance with the terms of such policies and instruments in all material respects, and there are no claims by such Obligor under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. None of such Obligor has been refused any insurance coverage sought or applied for, and none of such Obligor has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, have a Material Adverse Effect.

(u)           Foreign Corrupt Practices Act.  None of the Obligors or, to the knowledge of the Issuer, any director, officer, employee or any agent or other person acting on behalf of an Obligor has, in the course of its actions for, or on behalf of, an Obligor (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA or any applicable non-U.S. anti-bribery statute or regulation; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, such foreign official or employee; and each of the Obligors, and, to the knowledge of the Obligors, its and their other affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to ensure, continued compliance therewith.

(v)           Money Laundering.  The operations of each Obligor have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving an Obligor with respect to the Money Laundering Laws is pending or, to the Issuer’s knowledge, after due inquiry, threatened.

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(w)          OFAC.  None of the Obligors or, to the knowledge of the Issuer, after due inquiry, any director, officer, agent, employee or affiliate of an Obligor or other person acting on their behalf is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Issuer will not directly or indirectly use the proceeds of the Placement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that currently is subject to any U.S. sanctions administered by OFAC or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as initial purchaser, advisor, investor or otherwise) of U.S. sanctions administered by OFAC.

(x)           Stamp Taxes.  There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale of the Notes.

(y)           Compliance with Environmental Laws.  Each of the Obligors is (i) in compliance with any and all applicable U.S. or non-U.S. federal, state and local laws and regulations relating to health and safety, or the pollution or the protection of the environment or hazardous or toxic substances of wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its respective businesses and (iii) has not received notice of, and is not aware of, any actual or potential liability for damages to natural resources or the investigation or remediation of any disposal, release or existence of hazardous or toxic substances or wastes, pollutants or contaminants, in each case except where such non-compliance with Environmental Laws, failure to receive and comply with required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect. None of the Obligors has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any similar U.S. or non-U.S. state or local Environmental Laws or regulation requiring such Obligor to investigate or remediate any pollutants or contaminants, except where such requirements would not, individually or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business. In the ordinary course of its business, the Issuer periodically reviews the effects of Environmental Laws on the business, operations and properties of the Obligors, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Issuer has reasonably concluded that such associated costs would not have a Material Adverse Effect.

(z)            Investment Company Act.  The Issuer has been advised of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”); as of the date hereof and, after giving effect to the Placement and the use of proceeds therefrom, each of the Obligors is not and will not be, individually or on a consolidated basis, an “investment company” that is required to be registered under the Investment Company Act.

(aa)         Brokers.  Except for the Placement Agent, there is no broker, finder or other party that is entitled to receive from any of the Obligors any brokerage or finder’s fee or other similar fee or commission as a result of the Placement or the transactions contemplated by this Agreement.

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(bb)         No Registration Required Under the Securities Act.  Assuming the accuracy of the representations and warranties of the Purchasers contained in this Agreement and the Other Purchasers contained in the Other Purchase Agreement and the compliance of such parties with the agreements set forth herein and therein, it is not necessary, in connection with the issuance and sale of the Notes in the manner contemplated by this Agreement, to register the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission thereunder.

(cc)         Federal Reserve Regulations.  None of the Transactions or the application of the proceeds from the sale of the Notes, whether directly or indirectly, and whether immediately, incidentally or ultimately, will violate or result in a violation of Section 7 of the Exchange Act, (including, without limitation, Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System). No Obligor is engaged principally or as one of its important activities, in the business of extending credit for the purpose of purchasing, buying or carrying margin stock.

(dd)         QIBs and Institutional Accredited Investors.  Neither the Obligors nor anyone acting on their behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than (a) “accredited investors” (as defined in Rule 501(a) under the Securities Act), (b) QIBs (including the Purchasers and the Other Purchasers) or (c) with respect to Notes to be sold in reliance on Regulation S, non-“U.S. persons” (as defined under Regulation S), and in the case of each clauses (a), (b) and (c) meet the Additional Purchaser Criteria set forth in Section 2(c) hereof.

(ee)         Purchasers; Compliance With Rule 502(d).  The Obligors will exercise reasonable care to ensure that each Purchaser is not an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act and, without limiting the foregoing, that each Purchaser will comply with Rule 502(d) under the Securities Act.

(ff)           No General Solicitation.  None of the Obligors, their respective affiliates (as such term is defined in Rule 501 under the Securities Act) or any other Person acting on behalf of any of them has engaged, or will engage, directly or indirectly in any form of “general solicitation” or “general advertising” (each as defined in Regulation D) in connection with the offering of the Notes or in any manner involving a public offering within the meaning of Section 4(a)(2).

(gg)         No Directed Selling Efforts.  None of the Obligors, any of their respective affiliates or any other Person acting on behalf of any of them has, with respect to Notes sold outside the United States, offered the Notes to buyers qualifying as “U.S. persons” (as defined in Rule 902 under the Securities Act) or engaged in any directed selling efforts within the meaning of such Rule 902. The Obligors, any of their respective affiliates and any other Person acting on behalf any of them have complied with and will implement the “offering restrictions” within the meaning of such Rule 902. None of the Obligors, any of their respective affiliates or any Person acting on behalf of any of them has entered, or will enter, into any arrangement or agreement with respect to the distribution of the Notes, except for this Agreement, the Placement Agency and Closing Agency Agreement, dated as of September 28, 2017, among the Obligors, the Placement Agent and the Closing Agent (the “Placement Agency and Closing Agency Agreement”), and the Indenture.

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(hh)         No Offer and Sale Within Six Months.  During the six-month period preceding the earlier of the date of this Agreement and the Closing Date, none of the Obligors or any of their respective affiliates has sold or issued any security of the same or similar class or series as any of the Notes that would be required to be integrated with the Notes in a manner that would require registration under the Securities Act, including any sales pursuant to Rule 144A, Regulation D or Regulation S. None of the Obligors or any of their respective affiliates will make any offer or sale of any securities that would be required to be integrated with the Notes in a manner that would require registration under the Securities Act, for a period of six months after the date of this Agreement, except for the offering of Notes as contemplated by this Agreement. As used in this paragraph, the terms “offer” and “sale” have the meanings specified in Section 2(a)(3) of the Securities Act.

(ii)            Related Party Transactions. Except as set forth in the Public Disclosure, no relationship, direct or indirect, exists between or among any of the Issuer or any affiliate of the Issuer, on the one hand, and any director, officer, member, stockholder, customer or supplier of the Issuer or any affiliate of the Issuer, on the other hand, which would be required by the Securities Act to be disclosed in a registration statement on Form S-1 which is not so disclosed in the Public Disclosure.

(jj)           Sarbanes-Oxley Act. There is and has been no failure on the part of the Issuer or, to the knowledge of the Issuer, any of the Issuer’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

The Obligors acknowledge that the Placement Agent and, for purposes of the opinion to be delivered pursuant to Section 6(b) hereof, counsel to the Issuer, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consent to such reliance.

4.	COVENANTS, ACKNOWLEDGMENTS AND AGREEMENTS.

(a)            Reasonable Best Efforts.  Each party shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.

(b)           Securities and Blue Sky Laws.  Each Obligor agrees to use its reasonable best efforts to prevent the issuance of any stop order or order suspending the exemption from qualification of any of the Notes under any applicable securities or “Blue Sky” laws.

(c)           Use of Proceeds. The proceeds received in connection with the Notes will be used to refinance the Issuer’s Existing Notes.

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(d)           Fees and Expenses.  Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Notes to the Purchasers.

(e)           Publicity.  Each Purchaser, severally and not jointly, agrees that it will not issue any press release or otherwise make any public statement, filing or other communication regarding the offering or the business, operations or financial condition of the Obligors without the prior written consent of the Issuer, except to the extent required by law or legal process, in which case such Purchaser shall provide the Issuer with prior written notice of such disclosure. Each of the Obligors agrees that it will not publicly disclose the name of any Purchaser or include the name of any Purchaser, without the prior written consent of each such Purchaser, in any press release or other public statement, filing or other communication, except to the extent required by law or legal process.

5.	CONDITIONS TO THE ISSUER’S OBLIGATION TO SELL.

The obligation of the Issuer hereunder to issue and sell the Notes to the Purchasers at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Issuer’s sole benefit and may be waived by the Issuer at any time in its sole discretion.

(a)           The representations and warranties of the Purchasers shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Purchasers shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchasers at or prior to the Closing Date.

(b)           No injunction, restraining order or order of any nature by a governmental authority shall have been issued as of the Closing Date that would prevent or materially interfere with the closing of the Placement or any of the transactions contemplated thereby; and no stop order suspending the exemption from qualification of any of the Notes in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or, to the knowledge of the Purchasers, be contemplated as of the Closing Date.

(c)           No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority of competent jurisdiction that would, as of the Closing Date, render impossible the issuance or sale of the Notes; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Notes on the terms and conditions set forth in the Transaction Documents.

(d)           If (i) the aggregate principal amount of the Notes to be purchased by the Purchasers and the Other Purchasers pursuant to executed purchase agreements (including this Agreement) is not equal to $75,000,000 or (ii) at the Closing, payment in full has not been received by the Issuer for $75,000,000 in aggregate principal amount of the Notes, the Issuer may, in its sole discretion, but shall not be obligated to, terminate this Agreement and the Other Purchase Agreement. In the event of such termination, each Purchaser and the Other Purchasers and the Issuer shall bear its own costs and expenses, provided that nothing in this paragraph shall relieve any Purchaser or any Other Purchaser from liability if such Purchaser or such Other Purchaser defaults on its obligations hereunder or under any Other Purchase Agreement, as applicable.

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6.	CONDITIONS TO THE PURCHASERS’ OBLIGATION TO PURCHASE.

The obligations of the Purchasers hereunder to purchase the Notes at the Closing are subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that the Purchasers acknowledges that the Purchase Price may be transferred to the Issuer upon receipt by the Closing Agent of the Issuer Closing Certificate as set forth in Section 1(b):

(a)           Each of the Obligors shall have executed and delivered, or caused to be delivered, to the Purchasers or the Closing Agent each of the Transaction Documents to which it is a party and the terms of each of the Transaction Documents shall, in the reasonable judgment of the Closing Agent, conform in all material respects to the most recent drafts of the Transaction Documents provided to the Purchasers on or prior to the date hereof.

(b)           On the Closing Date, the Closing Agent (on behalf of the Purchasers and the Other Purchasers) shall have received the opinions of Weil, Gotshal & Manges LLP, counsel to the Obligors, dated as of the Closing Date, in form and substance reasonably satisfactory to the Closing Agent; provided that no disclosure (“10b-5”) statement shall be delivered.

(c)           The Obligors shall have each delivered to the Closing Agent (on behalf of the Purchasers and the Other Purchasers) (i) certificates evidencing good standing, issued by the Secretaries of State (or comparable office) of each of the U.S. jurisdictions in which the Obligors is organized, as of a recent date to the date hereof, and (ii) bringdown certificates evidencing good standing as of the date of the business day immediately preceding the Closing Date.

(d)           The Obligors shall have delivered to the Closing Agent (on behalf of the Purchasers and the Other Purchasers) a certificate, executed by an authorized officer of each of the Obligors, and dated as of the Closing Date, as to (i) the resolutions approving the Transactions as adopted by the Board of Directors (or other equivalent governing body or Person) of each such entity in a form reasonably acceptable to the Closing Agent, and (ii) the memorandum of association, the certificate of incorporation and bylaws, or other organizational documents of each such entity.

(e)           The representations and warranties of the Obligors contained herein shall be true and correct in all material respects (or if any such representations and warranties are already qualified with respect to materiality, then as and to the extent so qualified) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Obligors shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Obligors, as applicable, at or prior to the Closing Date. The Closing Agent (on behalf of the Purchasers and the Other Purchasers) shall have received a certificate, executed by an authorized officer of each of the Obligors, dated as of the Closing Date, to the foregoing effect. The statements of the Obligors and their respective officers made in any certificates delivered pursuant to this Agreement shall be made only in their official, rather than individual capacity, and shall be true and correct on and as of the Closing Date.

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(f)            No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority of competent jurisdiction that would, as of the Closing Date, render impossible the issuance or sale of the Notes; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Notes.

(g)           In the case of a Purchaser that is registered as an investment company under the Investment Company Act, the Closing Agent shall have exercised its discretion to fund the unfunded Purchase Price applicable to such Purchaser as permitted by Section 1(b)(v) above.

(h)           The Notes shall be eligible for clearance and settlement through DTC.

7.	TERMINATION.

In the event that the Closing shall not have occurred due to the failure of the Obligors or the Purchasers to satisfy the conditions set forth in Sections 5 or 6 above (and, if the non-breaching party is an Obligor, in the absence of such Obligor’s waiver of such unsatisfied condition(s)), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on the third business day following the date previously scheduled to be the Closing Date.

8.	INDEMNIFICATION.

(a)           In consideration of the Purchasers’ execution and delivery of this Agreement and the issuance of the Notes under the Indenture, and acquiring the Notes hereunder and in addition to all of the other obligations of the Obligors under this Agreement, the Obligors shall defend, protect, indemnify and hold harmless the Purchasers and the Purchasers’ stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives, including, without limitation, those retained in connection with the transactions contemplated by this Agreement (each, a “Purchaser Indemnitee” and collectively, the “Purchaser Indemnitees”), as incurred, from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Purchaser Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable and documented attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Purchaser Indemnitee as a result of, or arising out of, or relating to any misrepresentation or breach of any representation or warranty made by the Obligors in this Agreement or any certificate, instrument or other document contemplated hereby. To the extent that the foregoing undertaking by the Obligors may be unenforceable for any reason, the Obligors shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.

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(b)           Each Purchaser, severally and not jointly, acknowledges that such Purchaser understands the meaning and legal consequences of the representations, warranties and restrictions contained in this Agreement and that the truth of these representations and warranties will be relied upon by the Issuer and its agents, officers and affiliates. With regard to the representations and warranties contained in this Agreement, each Purchaser, severally and not jointly, hereby agrees to defend, protect, indemnify and hold harmless the Issuer and its stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (each, a “Issuer Indemnitee” and collectively, the “Issuer Indemnitees”), as incurred, from and against the Indemnified Liabilities incurred by any Issuer Indemnitee as a result of any breach thereof by such Purchaser and any false, misleading or inaccurate information provided by such Purchaser. To the extent that the foregoing undertaking by such Purchaser may be unenforceable for any reason, such Purchaser, severally and not jointly, shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.

(c)           Promptly after receipt by an indemnitee under this Section 8 of notice of any claim or the commencement of any action or proceeding (including any governmental investigation), such indemnitee will, if a claim for indemnification in respect thereof is to be made against the indemnifying party, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify will not relieve the indemnifying party from any liability it may have to any indemnitee to the extent the indemnifying party is not materially prejudiced as a result thereof. In case any such action or proceeding is brought against any indemnitee, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect, by written notice delivered to such indemnitee promptly after receiving the aforesaid notice from such indemnitee, to assume the defense thereof, with counsel reasonably satisfactory to such indemnitee; provided, however, that if the defendants (including any impleaded parties) in any such action include both the indemnitee and the indemnifying party and the indemnitee shall have reasonably concluded that there may be legal defenses available to it and/or other indemnitees that are different from or additional to those available to the indemnifying party, the indemnitee or indemnitees shall have the right to select separate counsel to defend such action on behalf of such indemnitee or indemnitees. Upon receipt of notice from the indemnifying party to such indemnitee of its election to so appoint counsel to defend such action and reasonable approval by the indemnitee of such counsel, the indemnifying party will not be liable to such indemnitee under this Section 8 for any legal or other expenses subsequently incurred by such indemnitee in connection with the defense thereof unless: (A) the indemnitee shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expense of more than one separate counsel (in addition to any local counsel), approved by the indemnitee representing the indemnitees who are parties to such action); (B) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnitee to represent the indemnitee within a reasonable time after notice or commencement of the action; (C) the indemnifying party shall have authorized the employment of counsel for the indemnitee at the expense of the indemnifying party; or (D) the use of counsel chosen by the indemnifying party to represent the indemnitee would present such counsel with a conflict of interest.

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(d)           The indemnifying party and the indemnitees will not, without the prior written consent of the applicable indemnitees, or the indemnifying party, as applicable, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not such indemnitees are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnitee, or the indemnifying party, as applicable, from all liability arising out of such claim, action, suit or proceeding and does not include an admission of guilt of, or failure to act by, the indemnitee, or include any injunctive relief against any indemnitee. The indemnifying party shall not be liable for any settlement, compromise or the consent to the entry of judgment in connection with any such action effected without its written consent, but if settled with its written consent or if there be a final judgment for the plaintiff in any such action other than a judgment entered with the consent of such indemnitee, then the indemnifying party shall indemnify and hold harmless any indemnitee from and against any loss or liability by reason of such settlement or judgment.

(e)           Each indemnitee shall furnish such information regarding itself or the claim in question as the indemnifying party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation arising therefrom.

(f)           Notwithstanding anything to the contrary herein, the rights and remedies provided in this Section 8 are the sole rights with respect to the transactions contemplated by this Agreement and no party hereto shall make any other claim for costs, damages of expenses (including fees and expenses of attorneys, consultants, experts or other representatives) to any fine of or penalty on or any liability of any other nature or otherwise, under, arising out of or relating to this Agreement, or the transactions contemplated hereby, whether based on contract, tort, strict liability, other laws or otherwise.

(g)           Notwithstanding anything to the contrary herein, the provisions of this Section 8 are intended solely for the benefit of the parties to this Agreement and not for the benefit of, nor may any provision hereby be enforced by, any other Person.

9.	MISCELLANEOUS.

(a)           Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile number (in the case of the Obligors’ counsel) for such communications shall be:

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If to the Obligors:

HomeFed Corporation
1903 Wright Place, Suite 220
Carlsbad, California 92008
Attn: Chief Financial Officer

Copy to:

Address: Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Facsimile: (212) 310-8007
Attn: Lyuba Goltser, Esq.

and if to the Purchasers, to the address and facsimile number set forth on Schedule III.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service.

(b)           Governing Law; Jurisdiction; Jury Trial.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in the federal courts of the United States of America or the courts of the State of New York, in each case, located in the Borough of Manhattan in The City of New York. Each party hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereby irrevocably waives any right it may have, and agrees not to request, a jury trial for the adjudication of any dispute hereunder or in connection with or arising out of this Agreement or any transaction contemplated hereby.

(c)           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided that no party shall assign any of its rights or obligations hereunder without the prior written consent of the other party.

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(d)           Survival.  Unless this Agreement is terminated under Section 7 hereof prior to the Closing Date, the representations and warranties of the parties hereto contained in Sections 2 and 3 hereof and the agreements and covenants set forth in Section 4 hereof shall survive the Closing; provided that such representations and warranties shall be deemed to be accurate and correct only on the date hereof and on the Closing Date.  Notwithstanding anything to the contrary herein, Section 2(o) and Section 9(l) hereof shall survive any termination of this Agreement.

(e)           Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(f)            Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(g)           Entire Agreement.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations among such parties with respect to the subject matter hereof.

(h)           Amendment.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, subject to the approval of the Placement Agent and the Closing Agent with respect to any such amendments or modifications relating to the Closing or upon which the Placement Agent and/or Closing Agent is entitled to rely, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The failure by any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof. Any amendment to this Agreement made in conformity with the provisions of this Section 9(h) shall be binding on the Purchasers and all holders of the Notes purchased under this Agreement, as applicable.

(i)            Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided, that a facsimile or .pdf signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or .pdf signature.

(j)            Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

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(k)           Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person; provided, however, that the Placement Agent and the Closing Agent may each rely upon Sections 2, 3 and 4 hereof as if such representations, warranties, agreements and covenants, as applicable, were made directly to the Placement Agent and Closing Agent. The parties further agree that the Placement Agent may rely on or, if the Placement Agent so requests, be specifically named as an addressee of, the legal opinions and certificates to be delivered pursuant to Section 6 hereof.

(l)            Limitation on Duties of Closing Agent and Placement Agent; Exculpation.  Each party hereto agrees for the express benefit of each of the Closing Agent and the Placement Agent, its respective affiliates (other than the Obligors) and its respective representatives that:

(i)            None of the Closing Agent, the Placement Agent, or any of their affiliates (other than the Obligors) or representatives has any duties or obligations other than those specifically set forth herein or in the Placement Agency and Closing Agency Agreement.

(ii)           None of the Closing Agent, the Placement Agent or any of their respective affiliates (other than the Obligors) or representatives (1) shall be liable for any improper payment made in accordance with the information provided by any Obligor; (2) makes any representation or warranty, or has any responsibilities as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of any Obligor pursuant to this Agreement, the Placement Agency and Closing Agency Agreement or the other Transaction Documents or in connection with any of the transactions contemplated hereby or thereby, including any information in the Public Disclosure or (3) shall be liable (x) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by this Agreement, the Placement Agency and Closing Agency Agreement or any other Transaction Document or (y) for anything that any of them may do or refrain from doing in connection with this Agreement, the Placement Agency and Closing Agency Agreement or any other Transaction Document, except for such party’s own gross negligence, willful misconduct or bad faith.

(iii)        Each of the Closing Agent, the Placement Agent, their respective affiliates (other than the Obligors) and their respective representatives shall be entitled to (1) rely on, and shall be protected in acting upon, any certificate, instrument, opinion, notice, letter or any other document or security delivered to any of them by or on behalf of any of the Obligors, and (2) be indemnified by the Obligors for acting as Placement Agent and Closing Agent, respectively, hereunder pursuant to the indemnification provisions set forth in the Placement Agency and Closing Agency Agreement, which provisions hereby are incorporated by reference herein.

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(m)          Obligations Several. Notwithstanding that this Agreement is being executed by multiple Purchasers, the obligations of the Purchasers under this Agreement are several and not joint. No Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement, and nothing contained herein, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association or joint venture of any kind, or create a presumption that the Purchasers are in any way acting other than in their individual capacities. None of the Purchasers shall have any fiduciary duty or other duties or responsibilities in any kind or form to each other, the Obligors or any other Person as a result of this Agreement or the transactions contemplated hereby. Each Purchaser acknowledges that no other Purchaser will be acting as agent of such Purchaser in connection with monitoring such Purchaser’s investment or enforcing its rights under this Agreement or the other transaction documents to be entered into in connection with the consummation of the Placement.

(Signature pages follow)

27

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

HOMEFED CORPORATION
as Company

By:
Name: Paul Borden
Title: President

[Signature Page to Affiliate Note Purchase Agreement – HomeFed Corporation]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

BEI - Beach LLC
as Guarantor

By:
Name: Paul J. Borden
Title: President

[Signature Page to Affiliate Note Purchase Agreement – BEI - Beach LLC]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

MC Leisure LLC
as Guarantor

By:	BEI Beach LLC, its sole member

By:
Name: Paul J. Borden
Title: President

[Signature Page to Affiliate Note Purchase Agreement – MC Leisure LLC]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

CDS Holding Corporation
as Guarantor

By:
Name: Paul J. Borden
Title: President

[Signature Page to Affiliate Note Purchase Agreement – CDS Holding Corporation]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

CDS Devco
as Guarantor

By:
Name: Paul J. Borden
Title: President

[Signature Page to Affiliate Note Purchase Agreement – CDS Devco]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

HFC-Glen Cove, LLC
as Guarantor

By:
Name: Paul J. Borden
Title: President

[Signature Page to Affiliate Note Purchase Agreement – HFC-Glen Cove, LLC]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

HFC-Rockport, LLC
as Guarantor

By:
Name: Paul J. Borden
Title: President

[Signature Page to Affiliate Note Purchase Agreement – HFC-Rockport, LLC]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

HOFD Ashville Park LLC
as Guarantor

By: HomeFed Corporation, its Sole Member

By:
Name: Paul J. Borden
Title: President

[Signature Page to Affiliate Note Purchase Agreement – HOFD Ashville Park LLC]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

HomeFed Fanita Rancho, LLC
as Guarantor

By: HomeFed Corporation, its Sole Member

By:
Name: Paul J. Borden
Title: President

[Signature Page to Affiliate Note Purchase Agreement – HomeFed Fanita Rancho, LLC]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

JWO Land, LLC
as Guarantor

By:
Name: Paul J. Borden
Title: President

[Signature Page to Affiliate Note Purchase Agreement – JWO Land, LLC]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

HomeFed Resources Corporation
as Guarantor

By:
Name: Paul J. Borden
Title: President

[Signature Page to Affiliate Note Purchase Agreement – HomeFed Resources Corporation]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

HomeFed Otay Land II, LLC
as Guarantor

By:
Name: Paul J. Borden
Title: President

[Signature Page to Affiliate Note Purchase Agreement – HomeFed Otay Land II, LLC]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

HomeFed Village 2 West, LLC
as Guarantor

By:
Name: Paul J. Borden
Title: President

[Signature Page to Affiliate Note Purchase Agreement – HomeFed Village 2 West, LLC]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

HomeREN, Inc.
as Guarantor

By:
Name: Paul J. Borden
Title: President

[Signature Page to Affiliate Note Purchase Agreement – HomeREN, Inc.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

BRP Leasing LLC
as Guarantor

By:
Name: Paul J. Borden
Title: President

[Signature Page to Affiliate Note Purchase Agreement – BRP Leasing LLC]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

LUK-MB2, LLC
as Guarantor

By:
Name: Paul J. Borden
Title: President

[Signature Page to Affiliate Note Purchase Agreement – LUK-MB2, LLC]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

LUK-MB3, LLC
as Guarantor

By: HomeFed Corporation, its Sole Member

By:
Name: Paul J. Borden
Title: President

[Signature Page to Affiliate Note Purchase Agreement – LUK-MB3, LLC]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

LUK-MB5, LLC
as Guarantor

By:
Name: Paul J. Borden
Title: President

[Signature Page to Affiliate Note Purchase Agreement – LUK-MB5, LLC]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

LUK-REN II, Inc.
as Guarantor

By:
Name: Paul J. Borden
Title: President

[Signature Page to Affiliate Note Purchase Agreement – LUK-REN II, Inc.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

Maine Seabord Realty, LLC
as Guarantor

By:
Name: Paul J. Borden
Title: President

[Signature Page to Affiliate Note Purchase Agreement – Maine Seabord Realty, LLC]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

North East Point, LLC
as Guarantor

By:
Name: Paul J. Borden
Title: President

[Signature Page to Affiliate Note Purchase Agreement – North East Point, LLC]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

Otay Land Company, LLC
as Guarantor

By:
Name: Paul J. Borden
Title: President

[Signature Page to Affiliate Note Purchase Agreement – Otay Land Company, LLC]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

Flat Rock Land Company, LLC
as Guarantor

By:
Name: Paul J. Borden
Title: Manager

[Signature Page to Affiliate Note Purchase Agreement – Flat Rock Land Company, LLC]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

Otay Valley Development Company, LLC
as Guarantor

By:
Name: Paul J. Borden
Title: President

[Signature Page to Affiliate Note Purchase Agreement – Otay Valley Development Company, LLC]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

Bird Ranch Development Company, LLC
as Guarantor

By:
Name: Paul J. Borden
Title: President

[Signature Page to Affiliate Note Purchase Agreement – Bird Ranch Development Company, LLC]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

Pacho Holdings, Inc.
as Guarantor

By:
Name: Paul J. Borden
Title: President

[Signature Page to Affiliate Note Purchase Agreement – Pacho Holdings, Inc.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

Palm Isle Capital, LLC
as Guarantor

By:
Name: Paul J. Borden
Title: President

[Signature Page to Affiliate Note Purchase Agreement – Palm Isla Capital, LLC]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

Panama City BEI Holdings, LLC
as Guarantor

By:
Name: Paul J. Borden
Title: Manager

[Signature Page to Affiliate Note Purchase Agreement – Panama City BEI Holdings, LLC]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

Panama City Land Company, LLC
as Guarantor

By:
Name: Paul J. Borden
Title: President

[Signature Page to Affiliate Note Purchase Agreement – Panama City Land Company, LLC]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

St. Andrew Bay Land Company, LLC
as Guarantor

By:
Name: Paul J. Borden
Title: President

[Signature Page to Affiliate Note Purchase Agreement – St. Andrew Bay Land Company, LLC]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

10 Acre, LLC
as Guarantor

By:	St. Andrew Bay Land Company, LLC, as Sole Manager

By:
Name: Paul J. Borden
Title: President

[Signature Page to Affiliate Note Purchase Agreement – 10 Acre, LLC]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

Academy Park Homes, LLC
as Guarantor

By:
Name: Paul J. Borden
Title: President

[Signature Page to Affiliate Note Purchase Agreement – Academy Park Homes, LLC]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

Rampage Vineyard, LLC
as Guarantor

By:	HomeFed Corporation, its Sole Member

By:
Name: Paul J. Borden
Title: President

[Signature Page to Affiliate Note Purchase Agreement – Rampage Vineyard, LLC]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

San Luis Bay Holdings, Inc.
as Guarantor

By:
Name: Paul J. Borden
Title: President

[Signature Page to Affiliate Note Purchase Agreement – San Luis Bay Holdings, Inc.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

HomeFed Otay Construction, Inc.
as Guarantor

By:
Name: Erin N. Ruhe
Title: Vice President

[Signature Page to Affiliate Note Purchase Agreement – HomeFed Otay Construction, Inc.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

HomeFed Village III, LLC
as Guarantor

By:
Name: Erin N. Ruhe
Title: Vice President

[Signature Page to Affiliate Note Purchase Agreement – HomeFed Village III Master, LLC]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

HomeFed Village III Master, LLC
as Guarantor

By:
Name: Erin N. Ruhe
Title: Vice President

[Signature Page to Affiliate Note Purchase Agreement – HomeFed Village III Master, LLC]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

PURCHASERS

By:
Name:
Title:

Schedule I

List of Subsidiaries to be Guarantors

1. BEI Beach LLC
2. MC Leisure LLC
3. CDS Holding Corporation
4. CDS Devco
5. HFC - Glen Cove, LLC
6. HFC - Rockport, LLC
7. HOFD Ashville Park LLC
8. HomeFed Fanita Rancho, LLC
9. JWO Land, LLC
10. HomeFed Resources Corporation
11. HomeFed Otay Land II, LLC
12. HomeFed Village 2 West, LLC
13. HomeREN, Inc.
14. BRP Leasing LLC
15. LUK-MB2, LLC
16. LUK-MB3, LLC
17. LUK-MB5, LLC
18. LUK-REN II, Inc.
19. Maine Seabord Realty LLC
20. North East Point, LLC
21. Otay Land Company, LLC
22. Flat Rock Land Company, LLC
23. Otay Valley Development Company, LLC
24. Bird Ranch Development Company, LLC
25. Pacho Holdings, Inc.
26. Palm Isle Capital, LLC
27. Panama City BEI Holdings, LLC
28. Panama City Land Company, LLC
29. St. Andrew Bay Land Company, LLC
30. 10 Acre, LLC
31. Academy Park Homes, LLC
32. Rampage Vineyard, LLC
33. San Luis Bay Holdings, Inc.
34. HomeFed Village III, LLC
35. HomeFed Otay Construction, Inc.
36. HomeFed Village III Master, LLC

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Schedule II

List of Subsidiaries

1. BEI Beach LLC
2. MC Leisure LLC
3. CDS Holding Corporation
4. CDS Devco
5. San Elijo Ranch, Inc. (85% CDS Devco, 15% minority partners)
6. San Elijo Hills Development Company, LLC
7. San Elijo Hills Construction Company
8. San Elijo Hills Town Center, LLC
9. SEH F1, LLC
10. San Elijo Hills Estates, LLC
11. The Estates at San Elijo Hills, LLC
12. The Estates at San Elijo Hills II, LLC
13. HFC - Glen Cove, LLC
14. HFC - Rockport, LLC
15. HOFD Ashville Park LLC
16. HomeFed Fanita Rancho, LLC
17. JWO Land, LLC
18. HomeFed Resources Corporation
19. HomeFed Otay Land II, LLC
20. HomeFed Village 2 West, LLC
21. HomeREN, Inc.
22. BRP Leasing LLC
23. LUK-MB2, LLC
24. LUK-MB3, LLC
25. LUK-MB5, LLC
26. LUK-REN II, Inc.
27. Maine Seabord Realty LLC
28. North East Point, LLC
29. Otay Land Company, LLC
30. Flat Rock Land Company, LLC
31. Otay Valley Development Company, LLC
32. Bird Ranch Development Company, LLC
33. Pacho Holdings, Inc.
34. Pacho Limited Partnership (1% Pacho Holdings, 89% HomeFed, 10% minority partner)
35. Palm Isle Capital, LLC
36. Panama City BEI Holdings, LLC
37. Panama City Land Company, LLC
38. St. Andrew Bay Land Company, LLC
39. 10 Acre, LLC
40. Academy Park Homes, LLC
41. Rampage Vineyard, LLC
42. San Luis Bay Holdings, Inc.

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43. San Luis Bay Limited Partnership (1% San Luis Bay Holdings Inc, 89% HomeFed, 10% minority partner)
44. HomeFed Village III, LLC
45. HomeFed Otay Construction, Inc.
46. Otay Village III Lender, LLC
47. Otay Village III Manager, LLC
48. Village of Escaya Apartments, LLC
49. HomeFed Village III Master, LLC
51. Rampage Vineyard Holding, LLC
52. HOFD Ashville Park Holding, LLC
53. HFMB Holdings, LLC

30

Schedule III

REGISTRATION INFORMATION

(To be completed by each buyer, including sub-funds)

LEGAL NAME OF BUYER OR FUND MANAGER: (e.g., Fund Manager X or Company Y)

IF APPLICABLE, NAME OF SUB FUND PURCHASING THE NOTES: (If different than above (e.g., Fund Manager X High Yield Fund II))

TELEPHONE NUMBER:

FAX NUMBER:

ADDRESS OF BUYER:
Attention:

COUNTRY OF RESIDENCY:

CUSTODIAN/PRIME BROKER/AGENT BANK:

DTC NUMBER OF CUSTODIAN:

TAX I.D. NUMBER: (If purchasing in the name of a nominee/sub-fund, the taxpayer I.D. number of such nominee/sub-fund Notes will be registered in)

PERSON TO RECEIVE COPIES OF TRANSACTION DOCUMENTS

NAME:
TELEPHONE NUMBER:
EMAIL:
FAX:

OPERATIONS CONTACTS

PRIMARY:
TELEPHONE NUMBER:
EMAIL:

SECONDARY:
TELEPHONE NUMBER:
EMAIL:

AGGREGATE PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED BY YOU: (if special denominations required, please note)	$

PLEASE CHECK 144A, REG S OR AI NOTES:	☐- 144A	☐- REG S	☐AI

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